Contact: Joseph W. Kiley III
Chief Executive Officer

Richard P. Jacobson
Chief Financial Officer
(425) 255-4400

First Financial Northwest, Inc. Announces Quarterly Cash Dividend

RENTON, WASHINGTON – November 20, 2013: First Financial Northwest, Inc. (the “Company”) (NASDAQ: FFNW), the holding company for First Savings Bank Northwest (“Bank”), today announced that its Board of Directors has declared a quarterly cash dividend of $0.04 per share on the Company’s outstanding common stock.  The cash dividend will be payable on December 20, 2013, to shareholders of record as of the close of business on December 6, 2013.

First Financial Northwest, Inc. is the parent company of First Savings Bank Northwest, a Washington chartered stock savings bank headquartered in Renton, Washington, serving the Puget Sound Region through its full-service banking office. We are a part of the ABA NASDAQ Community Bank Index as well as the Russell 2000 and 3000 Indices. For additional information about us, please visit our website at www.fsbnw.com and click on the “Investor Relations” section.

Forward Looking Statements:

Statements in this news release regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA.  Actual results could be materially different from those expressed or implied by the forward-looking statements.  Factors that could cause results to differ include but are not limited to: the ability to maintain current dividend payments or increase dividend payouts to shareholders, regulatory capital requirements, future earnings and cash flow of the Company, regulatory changes and general economic conditions and other risks.  Additional factors that could cause actual results to differ materially are disclosed in First Financial Northwest, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2012, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.